UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2021

SIGILON THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39746	47-4005543
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Binney Street, Suite 600, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 336-7540

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.001 par value per share	SGTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 9, 2021, the Board of Directors of Sigilon Therapeutics, Inc. (the “Company”) approved a strategic reprioritization and workforce reduction to enable the Company to focus on MPS-1 and diabetes in addition to platform optimization. In connection with this decision, the Company announced a reduction in its workforce by approximately 38% of its current workforce. The Company expects to substantially complete the reduction in its workforce in the fourth quarter of 2021. Following the changes, the Company expects to have approximately 65 full-time employees.

The Company estimates that, in connection with these changes, it will incur aggregate charges of approximately $1.8 million, all of which are anticipated to result in future cash expenditures, primarily for one-time employee severance and benefit costs that are expected to be incurred in the fourth quarter of 2021.

This report includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “will,” “estimate,” and other words of similar meaning. These forward-looking statements address various matters, including the size and timing of the Company’s workforce reduction, the number of the Company’s employees following the workforce reduction, and the amount and timing of the charges and cash expenditures resulting from the workforce reduction. Each forward-looking statement contained in this Current Report on Form 8-K is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, that the workforce reduction may be larger than currently anticipated, the Company may incur additional costs not currently contemplated, and the risks identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021 and in any subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K speak only as of the date of this filing, and the Company undertakes no obligation to update or revise any of these statements.

Item 7.01 Regulation FD Disclosure.

On December 13, 2021, the Company issued a press release related to a strategic reprioritization to focus on MPS-1 and diabetes. A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in Item 7.01 of this Form 8 K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release Issued by Sigilon Therapeutics, Inc. on December 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGILON THERAPEUTICS, INC.

By:	/s/ Rogerio Vivaldi Coelho, M.D.
Rogerio Vivaldi Coelho, M.D.
President and Chief Executive Officer

Date: December 13, 2021